UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 13, 2007

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

1733 Ocean Avenue, Suite 400 Santa Monica, California (Address of principal executive offices)	90401 (Zip Code)

310-857-1100
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2007, various entities owned by Maguire Properties TRS Holdings II, Inc., a subsidiary of Maguire Properties, L.P., the operating partnership of Maguire Properties, Inc. (the “Company”), that will be purchasing a portion of the former EOP Southern California portfolio from Blackstone Real Estate Advisors (“Blackstone”), have entered into an agreement to sell five office properties and one development site (the “Properties”) located in Orange County, California for approximately $344.8 million to Bixby Land Company.

The following schedule, based on data received from Blackstone, sets forth certain information with respect to the Properties being sold. Such data has not been independently verified, and the information below therefore may not be accurate or complete.

Properties	Location	Occupancy	Rentable Square Feet

Inwood Park	Irvine, CA	91.6%	157,000
1201 Dove Street	Newport Beach, CA	98.6%	78,000
Fairchild Corporate Center	Irvine, CA	97.8%	105,000
Redstone Plaza	Newport Beach, CA	96.3%	168,000
Bixby Ranch	Seal Beach, CA	96.5%	295,000
Inwood Park II*	Irvine, CA	N/A	86,000
Total			889,000

__________
* Represents a development site. Rentable square footage is a projected amount as development has not yet begun.

Net proceeds will be used to reduce the Company’s debt incurred to acquire the assets being sold. The acquisition and related disposition are expected to close in the second quarter of 2007.

Section 7	Regulation FD Disclosure

Item 7.01	Regulation FD Disclosure.

The information in this Item 7.01 of this Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.  The information in this current report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On April 16, 2007, the Operating Partnership issued a press release announcing its entering into an agreement with Bixby Land Company to sell five office properties and one development site located in Orange County, California. The properties are all part of the portfolio being acquired by the Company from Blackstone. The total sales price is approximately $344.8 million.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated as of April 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Martin A. Griffiths
Martin A. Griffiths
Executive Vice President & Chief Financial Officer

Dated: April 19, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated as of April 16, 2007.